PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF SENTINEL ENERGY SERVICES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints Krishna Shivram and Kent Jamison (the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote all of the Ordinary Shares of Sentinel Energy Services Inc. (the "Company"), a Cayman Islands exempted company, that the undersigned is entitled to vote (the "Shares") at the extraordinary general meeting of shareholders of the Company to be held on December 28, 2018 at 10:00 a.m. Eastern Time at the offices of Winston & Strawn LLP, at 200 Park Avenue New York, New York 10166, and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6 AND 7. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on December 28, 2018.

This notice of Extraordinary General Meeting and the accompanying Proxy Statement are available at: https://www.cstproxy.com/sentinelenergyservices/sm2018

SENTINEL ENERGY SERVICES INC. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, 6 AND 7.

Please mark vote as indicated in this example **X**

(1) The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution that pursuant to the power contained in Clause 8 of the Company's Memorandum of Association and in the manner required by Article 182 of the Company's Articles of Association, the Company be registered by way of continuation under the laws of Delaware, pursuant to sections 206 and 207 of the Companies Law (as amended) of the Cayman Islands and section 388 of the Delaware General Corporation Law (the "domestication");

FOR ☐ AGAINST ☐ ABSTAIN ☐

The Organizational Documents Proposals — to consider and vote upon four separate proposals to approve by special resolution, assuming the domestication proposal is approved and adopted, the following material differences between the current amended and restated memorandum and articles of association of Sentinel (the "Existing Organizational Documents") and the proposed new certificate of incorporation (the "Proposed Charter") and bylaws (the "Proposed Bylaws," and, together with the Proposed Charter, the "Proposed Organizational Documents") of Sentinel Delaware, the post-domestication company ("Sentinel Delaware"):

(2) Organizational Documents Proposal A — to approve the provision in the Proposed Charter authorizing that only the board of directors, chairperson of the board of directors, or the chief executive officer may call a meeting of stockholders;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) Organizational Documents Proposal B — to approve the provision in the Proposed Charter providing that the directors of Sentinel Delaware may only be removed for cause;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(4) Organizational Documents Proposal C — to approve the provision in the Proposed Charter removing the ability of shareholders to act by written consent in lieu of a meeting;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(5) Organizational Documents Proposal D — to approve all other changes in connection with the replacement of the current amended and restated memorandum and articles of association of Sentinel with the Proposed Organizational Documents of Sentinel Delaware as part of the domestication, including, among other things, (i) adopting Delaware as the exclusive forum for certain stockholder litigation and (ii) granting a waiver regarding corporate opportunities to Sentinel Delaware's directors and officers.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(6) The Public Accountant Proposal — to consider and vote upon a proposal to approve by ordinary resolution to ratify the appointment of WithumSmith+Brown, PC ("Withum") as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2018.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(7) The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the preceding proposals would not be duly approved and adopted by our shareholders.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ______________________________, 2018

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Signature

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(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1, 2, 3, 4, 5, 6 and 7. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.